UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      October 24, 2008
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                       Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.     Entry into a Material Definitive Agreement

     On October 24, 2008, CalAmp Corp. (the "Company") entered into the Fifth Amendment to Credit Agreement dated May 26, 2006 (the "Amended Agreement") with Bank of Montreal, as administrative agent, and certain other banks that are parties thereto. Pursuant to the Amended Agreement, the banks agreed to extend the maturity date of the term loan and revolver from June 30, 2009 to December 31, 2009. As of October 24, 2008, the term loan had a principal balance of $25.3 million. Minimum term loan principal payments are due as follows: $750,000 on December 31, 2008, $1,250,000 on March 31, 2009,
$1,600,000 on June 30, 2009, $1,600,000 on September 30, 2009 and a final payment of the then outstanding principal and interest under the term loan on December 31, 2009.

     The interest rate on the term loan was also increased by 2.0% as a result of this amendment, and giving effect to this change, borrowings under the term loan bear interest at the Bank of Montreal's prime rate plus 2.75% or LIBOR plus 3.75%. As of October 24, 2008, the effective interest rate on the term loan was 7.51% comprised of a three-month LIBOR rate of 3.76% plus 3.75%. The payment due date of June 30, 2009 for the penalty interest of $204,000 that the banks imposed prior to the Fourth Amendment to Credit Agreement is unchanged. The due date of the exit fee of $500,000 earned by the banks in the Fourth Amendment to Credit Agreement has been extended to December 31, 2009. A Fifth Amendment fee of $150,000 is due and payable to the banks on December 31, 2009.

       The interest rate on the revolver was also increased by 2.0% as a result of this amendment. Borrowings under the revolver would bear interest at the Bank of Montreal's prime rate plus 4% or LIBOR plus 5%. There were no outstanding borrowings on the revolver as of October 24, 2008.

       The minimum levels of consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) and Wireless DataCom revenues required in the financial covenants were also changed. The Company is also required to make mandatory prepayments under the credit facility in certain circumstances, including following the Company's incurrence of certain indebtedness, disposition of its property or extraordinary income.



ITEM 9.01.     Financial Statements and Exhibits

 (c)  Exhibits

     10.1   Fifth Amendment to Credit Agreement dated
            October 24, 2008 between CalAmp Corp., Bank of Montreal and other lenders party thereto.

     99.1 Press release of the Registrant dated October 27, 2008 announcing the amendment of the bank credit agreement.



                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CALAMP CORP.



     October 27, 2008                  By:   /s/ Richard Gold
    ___________________                _________________________
          Date                          Richard Gold,
                                        President and Chief Executive
                                        Officer